March 5, 2001



Securities and Exchange Commission
450
Fifth
Street, N.W.
Washington, D.C.  20549


Re:	Power of
Attorney for
Forms 4 and 5
	Issuer: I-Flow Corporation (IFLO)



I hereby
authorize and designate James R. Talevich, Chief Financial
Officer of
I-Flow Corporation to sign and file Form 4 "Statement of Changes in
Beneficial Ownership of Securities," and Form 5 "Annual
Statement of
Changes in Beneficial Ownership," as appropriate, on my behalf. This authorization continues until further notice.



Sincerely,

/s/
James J. Dal Porto

James J. Dal Porto